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EXHIBIT 2.0

                        STATE OF DELAWARE
                       AGREEMENT OF MERGER
                       AGREEMENT OF MERGER
                            BETWEEN
                 (A Delaware Domestic Corporation)
                              AND
                     (A Foreign Corporation)
                     (State of Incorporation)

       This Plan and Agreement of Merger made and entered into on the 18th day of November, 1997, by and between MAS Acquisition I Corp., a Delaware Corporation, and Sloan Electronics, Inc., a Florida Corporation.

       WITNESSETH:

       WHEREAS, the Delaware Corporation is a Corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of State of the State of Delaware on July 31, 1996; and

       WHEREAS, the Florida Corporation is a corporation organized and existing under the laws of the State of Florida; and

       WHEREAS, the aggregate number of shares which the Delaware Corporation has authority to issue is 100,000,000; and

       WHEREAS, the Board of Directors of each of the constituent corporations deems it advisable that the Florida Corporation be merged into the Delaware Corporation on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the States of Delaware and Florida respectively, which permit such merger;

       NOW, THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, the Delaware Corporation and the Florida Corporation, by their respective Boards of Directors, have agreed and do hereby agree, each with the other as follows:

                              ARTICLE I

       The Florida Corporation and the Delaware Corporation shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Florida and of the State of Delaware, by the Florida Corporation merging into the Delaware Corporation, which shall be the surviving Corporation.

                              ARTICLE II

       Upon the merger becoming effecive as provided in the applicable laws of the State of Florida and of the State of Delaware (the time when the merger shall so become effective being sometimes herein referred to as the "EFFECTIVE DATE OF THE MERGER"):

       1. The two Constituent Corporations shall be a single corporation, which shall be the Delaware Corporation as the Surviving Corporation, and the separate existence of the Florida Corporation shall cease except to the extent provided by the laws of the State of Florida in the case of a corporation after its merger into another corporation.

                              ARTICLE III

       The Certificate of Incorporation of the Delaware Corporation shall not be amended in any respect by reason of this Agreement of Merger.

                              ARTICLE IV

       The manner of converting the outstanding shares of each of the Constituent Corporations shall be as follows:
       One share of Florida corporation into 2.31 shares of the Delaware corporation.

       IN WITNESS WHEREOF, the Delaware Corporation and the Florida Corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused this Plan and Agreement of Merger to be executed by an authorized officer of each party thereto.
                                       (A Delaware Corporation)

                                     BY: /s/ Aaron Tsai
                                        --------------------------
                       TITLE OF OFFICER: Aaron Tsai, President
                                        --------------------------

                                       (A Florida Corporation)

                                     BY: /s/ Paul Sloan
                                        __________________________
                                             Authorized Officer
                       TITLE OF OFFICER: Paul Sloan, President
                                        --------------------------